Exhibit 99.2

Impella CardioSystems AG and Subsidiary

Consolidated Financial Statements

As of December 31, 2003 and 2004

Impella CardioSystems AG and Subsidiary

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2003 AND 2004

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Impella CardioSystems AG:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders’ equity and comprehensive income (loss) and of cash flows present fairly, in all material respects, the financial position of Impella CardioSystems AG and its subsidiaries at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 26, 2005

Impella CardioSystems AG

Consolidated Balance Sheets

	December 31,
	2003	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,116,579	$2,213,720
Accounts receivable	206,831	886,620
Inventories	528,725	985,343
Prepaid expenses and other current assets	421,291	432,905
Total current assets	2,273,426	4,518,588

PROPERTY AND EQUIPMENT, AT COST:
Machinery and equipment	683,921	892,034
Furniture and fixtures	109,957	155,158
	793,878	1,047,192
Less—Accumulated depreciation and amortization	174,780	418,975
	619,098	628,217

INTELLECTUAL PROPERTY AND OTHER ASSETS, NET	429,434	502,694

TOTAL ASSETS	$3,321,958	$5,649,499

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$601,763	$642,530
Accrued expenses	345,933	826,040
Deferred revenue	22,454	152,817
Other current liabilities	124,534	220,405

Total current liabilities	1,094,684	1,841,792

COMMITMENTS AND CONTINGENCIES (NOTE 6)

STOCKHOLDERS’ EQUITY:
Class A Preferred Stock
438,043 shares and 890,596 shares authorized, issued and outstanding at December 31, 2003 and 2004, respectively (liquidation preference – See Note 4)	7,658,201	16,880,775

Common Stock
211,779 shares and 305,779 shares authorized, issued and outstanding at December 31, 2003 and 2004, respectively	221,207	2,096,090
Accumulated deficit	(6,300,069)	(16,009,681)
Accumulated other comprehensive income	647,935	840,523

Total stockholders’ equity	2,227,274	3,807,707

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,321,958	$5,649,499

The accompanying notes are an integral part of these consolidated financial statements.

Impella CardioSystems AG

Consolidated Statements of Operations

	Years Ended December 31,
	2003	2004

REVENUES:
Product Revenue	$774,093	$1,790,804

COSTS AND EXPENSES:
Cost of product revenues	2,996,139	4,165,738
Research and development (Note 8)	143,099	88,315
Selling, general and administrative	3,878,150	7,350,444
	7,017,388	11,604,497

LOSS FROM OPERATIONS	(6,243,295)	(9,813,693)

OTHER (EXPENSE) INCOME	(44,228)	104,081

NET LOSS	$(6,287,523)	$(9,709,612)

The accompanying notes are an integral part of these consolidated financial statements.

Impella CardioSystems AG

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss)

					Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Comprehensive Income (Loss)

	Preferred Stock		Common Stock
	Number of Shares	Value	Number of Shares	Value
Balance, December 31, 2002	9,858	$165,644	101,779	$104,598	$(12,546)	$—	$257,696

Common stock issued	—	—	110,000	116,609	—	—	116,609
Class A preferred stock issued, net of issuance costs of $131,240	428,185	7,492,557	—	—	—	—	7,492,557

Comprehensive loss:
Net loss	—	—	—	—	(6,287,523)	—	(6,287,523)	$(6,287,523)
Foreign currency translation	—	—	—	—	—	647,935	647,935	647,935
Comprehensive loss	—	—	—	—	—	—	—	$(5,639,588)
Balance, December 31, 2003	438,043	7,658,201	211,779	221,207	(6,300,069)	647,935	2,227,274

Common stock issued	—	—	94,000	1,874,883	—	—	1,874,883
Class A preferred stock issued, net of issuance costs of $116,529	452,553	9,222,574	—	—	—	—	9,222,574
Comprehensive loss:
Net loss	—	—	—	—	(9,709,612)	—	(9,709,612)	$(9,709,612)
Foreign currency translation	—	—	—	—	—	192,588	192,588	192,588
Comprehensive loss	—	—	—	—	—	—	—	$(9,517,024)
Balance, December 31, 2004	890,596	$16,880,775	305,779	$2,096,090	$(16,009,681)	$840,523	$3,807,707

The accompanying notes are an integral part of these consolidated financial statements.

Impella CardioSystems AG

Consolidated Statements of Cash Flows

For the Years ended December 31, 2003 and 2004 (unaudited)

	Years Ended December 31,
	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,287,523)	$(9,709,612)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	484,252	282,424
Accounts receivable	(186,543)	(603,294)
Inventories	(476,864)	(374,437)
Prepaid expenses, other current assets and other assets	(399,591)	39,294
Accounts payable	542,737	(10,385)
Accrued expenses	289,360	410,290
Deferred revenue	20,252	117,053
Other current liabilities	112,318	77,548

Net cash used in operating activities	(5,901,603)	(9,771,118)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to patents	(315,141)	(43,134)
Purchases of property and equipment	(906,952)	(184,296)

Net cash provided by (used in) investing activities	(1,222,093)	(227,429)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock	7,864,616	10,818,908
Proceeds from sale of common stock	183,147	116,870

Net cash provided by financing activities	8,047,763	10,935,778

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	924,068	937,230

EFFECT OF EXCHANGE ON CASH	108,573	(159,911)

CASH AND CASH EQUIVALENTS, EXCLUDING MARKETABLE SECURITIES, AT BEGINNING OF YEAR	83,938	1,116,579

CASH AND CASH EQUIVALENTS, EXCLUDING MARKETABLE SECURITIES, AT END OF YEAR	$1,116,579	$2,213,720

The accompanying notes are an integral part of these consolidated financial statements.

Impella CardioSystems AG

Notes to the Consolidated Financial Statements

As of December 31, 2003 and 2004

(1) SUMMARY OF OPERATIONS

Impella CardioSystems AG and its subsidiary (the Company) is engaged primarily in developing, manufacturing and selling small, minimally invasive, high performance micro blood pumps with integrated motors and sensors for use in interventional cardiology and heart surgery.

The Company’s short-term cardiovascular support system has been designed to fulfill the following objectives:

1.               To provide a temporary solution while the patient is waiting for heart surgery or a heart transplant (bridge to operation or bridge to transplant).

2.               To stabilize the patient until a decision can be made regarding long-term therapy such as a long-term cardiovascular support system or an artificial heart (bridge to bridge).

3.               To help the heart in recovering its own capabilities (bridge to recovery).

Many of Impella’s commercial products are approved for sale in Europe under CE Mark.  None is currently approved by the U.S. Food and Drug Administration for sale in the United States.  The Company’s registered place of office is Neuenhofer Weg 3, 52074 Aachen, Germany.

(2) SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies described below.

(a) Basis of Presentation

The Company maintains its books and records in Euro in accordance with the German Commercial Code, which represents generally accepted accounting principles in Germany (German GAAP).  German GAAP vary in certain significant aspects from generally accepted accounting principles in the United States (US-GAAP). All necessary adjustments have been made to prepare the accompanying financial statements on the basis of US-GAAP in U.S. dollars.

(b) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimated or assumed. The more significant estimates reflected in these financial statements include the valuation of equity instruments and selected compensation charges, revenue recognition, collectibility of accounts receivable, inventory valuation and judgmental accrued expenses.

(d) Risks and Uncertainties

The Company is subject to risks common to companies in the cardiac assist, recovery and replacement industry, including, but not limited to, development by its competitors of new technological innovations, uncertainty of unproven markets, the high cost of new product development, dependence on key personnel, protection of proprietary technology and compliance with regulations of official authorities and agencies, such as the U.S. Food and Drug Administration.

(e) Revenue Recognition from Product Sales and Accounts Receivable

SEC Staff Accounting Bulletin No. 104 (“SAB 104”) provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB 104 establishes the SEC’s view that it is not appropriate to recognize revenue until all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller’s price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured. Further, SAB 104 requires that both title and the risks and rewards of ownership be transferred to the buyer before revenue can be recognized.

The Company derives its revenues primarily from the sale of minimally invasive, mechanical cardiovascular support systems. License fees are recognized ratably over the respective license term.

The majority of product revenues are derived from shipment of products to fulfill customer orders.  Orders to new customers typically include a console, several blood pumps, installation services and customer training.   Customers are frequently permitted under lending agreements to test our systems without charge for a period of three to six months.  Should the customer decide to purchase the products after the lending period has expired, revenue is recognized and costs of sales is recorded after product shipment, installation and customer training has taken place.

 (f) Allowance for Doubtful Accounts

Impella continuously monitors the timeliness of collections from its customers.  To date, the Company has not experienced any significant losses due to write-offs of customer receviables and therefore has not recorded a provision for estimated losses.  However, no guarantee can be made that the Company will not experience any credit losses in the future. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, allowances would be required.

(g) Inventories

Inventories are stated at the lower of cost or market (first-in first-out) and consist of the following:

	December 31, 2003	December 31, 2004
Raw materials	$352,501	$495,805
Work-in-process	36,091	132,909
Finished goods	140,133	356,629
	$528,725	$985,343

All of the Company’s inventories on the balance sheet relate to the minimally invasive cardiovascular support systems product line.  Inventory does not include costs associated with products that have not been approved by regulatory authorities for commercial sale.  Cost of materials not yet approved for commercial sale are expensed as research and development.

The Company regularly reviews inventory quantities on hand and writes down to its net realizable value any inventory believed to be impaired. If actual demand or market conditions are less favorable than projected demand, additional inventory write-downs may be required that could adversely impact financial results for the period in which the additional excess or obsolete inventory is identified. The inventory balance is net of accumulated impairment write-downs of $0 and $60,663 at December 31, 2003 and 2004, respectively.

(h) Property and Equipment

Property and equipment is recorded at cost. Expenditures for maintenance and repairs are charged to expense while the cost of significant improvements is capitalized. The Company provides for depreciation and amortization on property and equipment by charges to operations in amounts that allocate the cost of depreciable assets over their estimated useful lives on a straight-line basis:

Classification	Estimated Useful Life

Plant and machinery	2 to 10 years
Furniture and fixtures	4 to 10 years
Computer hardware	3 to 4 years

Depreciation and amortization expense related to property and equipment totaled $348,215 and $224,898 for the fiscal years ended December 31, 2003 and 2004, respectively.

(i) Intellectual Property

The Company capitalizes as intellectual property costs incurred, excluding costs associated with Company personnel, related to patenting its technology.  Capitalized costs reflect the cost of both awarded patents and patents pending. The Company amortizes the cost of these patents over the lessor of the patents’ estimated useful life or the patents’ legal life, but not to exceed 15 years.  If the Company elects to stop pursuing a particular patent application or determines that a patent application is not likely to be awarded for a particular patent or elects to discontinue payment of required maintenance fees for a particular patent, the Company at that time records as expense the net capitalized amount of such patent application or patent.  Capitalized patent costs are $429,434 and $502,694 at December 31, 2003 and 2004, respectively.

Furthermore, intellectual property assets include the cost of computer software licensed from vendors, less accumulated amortization.  Software is amortized over its estimated useful live (3 to 4 years) on a straight-line basis.

(j) Cash and Cash Equivalents

The Company classifies any marketable security with a maturity date of 90 days or less at the time of purchase as a cash equivalent.

(k) Disclosures about Fair Value of Financial Instruments

As of December 31, 2003 and 2004, the Company’s financial instruments were comprised of cash and cash equivalents, accounts receivable and accounts payable, the carrying amounts of which approximated fair market value because of their short maturity.

(l) Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income and loss on an annual and interim basis.  Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  Comprehensive income or loss includes the reported net loss as well as cumulative U.S. dollar translation adjustments.

(m) Impairment of Long-Lived Assets

The Company assesses the realizability of long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment of Long-lived Assets and Disposal of Long-lived Assets. The Company reviews its long-lived assets for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. As a result of its review, the Company does not believe that any impairment currently exists related to its long-lived assets.

(n) Accounting for Stock-Based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, including Interpretation 44, Accounting for Certain Transactions Involving Stock Compensation, for its stock option plan. The Company has elected to follow the disclosure-only alternative requirements of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).  Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of common stock at the date of grant.

If compensation cost for the Company’s fiscal 2004 grants (no options were granted prior to 2004) issued under stock-based compensation plans, had been determined based on SFAS 123, the Company’s pro forma net loss for the year ended December 31, 2004 would have been as follows:

December 31, 2004
Net loss, as reported	$9,709,612
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(46,454)
Pro forma net loss	$9,663,158

The fair value per share of the options granted during fiscal 2004 was computed as $ 2.52 per share and was calculated using the minimum value option-pricing model with the following assumptions. The minimum value model is used for nonpublic companies for which stock price volatility can not be assumed.

December 31, 2004
Risk-free interest rate	3.11%
Expected dividend yield	0%
Expected option term in years	5 years
Assumed stock price volatility	None

This pro forma compensation expense may not be representative of the amount to be expected in future years as pro forma compensation expense may vary based upon the number of options granted and shares purchased. The pro forma tax effect of the employee compensation expense has not been considered due to the Company’s reported net losses.

(o) Costs of Equity Transactions

Costs that directly relate to the issuance of equity instruments are deducted from the proceeds of the respective issuances. For the years ending December 31, 2003 and 2004, the costs of equity transactions, which have been deducted from additional paid-in capital amount to $131,240 and $116,529, respectively.

(p) Translation of Foreign Currencies

The Company’s functional currency is Euro. The reporting currency of the consolidated financial statements under U.S. generally accepted accounting principles is the U.S. dollar. The Company’s financial statements are translated into U.S. dollars using current rates for all assets and liabilities and appropriate historical and weighted-average rates for the stockholders’ equity accounts. Cumulative translation adjustments are reported as a component of accumulated other comprehensive income.

Exchange gains and losses from foreign currency transactions are included in other income/expense.

(q) Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs (“SFAS 151”), which adopts wording from the International Accounting Standards Board’s (IASB) Standard No. 2, Inventories, in an effort to improve the comparability of international financial reporting. The new standard indicates that abnormal freight, handling costs, and wasted materials (spoilage) are required to be treated as current period charges rather than as a portion of inventory cost.  Additionally, the standard clarifies that fixed production overhead should be allocated based on the normal capacity of a production facility. The statement is effective for the Company beginning in the first quarter of fiscal year 2006.  Adoption is not expected to have a material impact on the Company’s results of operations, financial position or cash flows.

In December 2004 the FASB issued a revised Statement of Financial Accounting Standard (SFAS) No. 123, Share-Based Payment (“SFAS 123(R)”).  SFAS 123(R) requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize the cost over the period during which an employee is required to provide service in exchange for the award. In April 2005, the SEC announced the adoption of a new rule that amends the effective date for SFAS 123(R). The requirements of SFAS 123(R) are effective for annual fiscal periods beginning after June 15, 2005. Currently, the Company follows APB No. 25 which does not require the recognition of compensation expense relating to the issuance of stock options as long as the quoted market price of the Company’s stock is less than or equal to the amount an employee must pay to acquire the stock. The original SFAS 123 requires footnote disclosure only of pro forma net income as if a fair-value-based method had been used. The adoption of SFAS 123(R) is not expected to have a significant impact on the Company’s consolidated financial statements.

(3) INTANGIBLE ASSETS

Intellectual property and other assets includes costs related to the Company’s awarded and pending patents as well as costs for purchased IT software.  Intangible assets are amortized over their estimated useful lives on a straight-line basis. Amortization expense for intangible assets totaled $183,674 and $110,453 for the fiscal years ending December 31, 2003 and 2004, respectively.

(4) CAPITAL STOCK

In December 2002 the Company authorized 111,637 shares of capital stock, of which 101,779 were designated as common shares and the remaining 9,858 were designated as Class A preference shares.   On the same day, the Company sold 58,779 shares of common stock at Euro 1.00 per share, resulting in net cash proceeds of $60,470.  Another 43,000 shares of common stock were issued in exchange for technology and patents that were immediately expensed.  In addition, 9,858 Class A preferred shares were issued at a fair market value of Euro 16.35 per share, with the Company receiving $165,644 in cash.

In February 2003 the Company issued 110,000 additional common shares at a stated value of Euro 1.00 per share, resulting in net proceeds of $116,609.   On the same day 360,185 Class A preferred shares were issued at a fair market value of Euro 16.35 per share, resulting in net proceeds of $6,208,884.

In May 2003 the Company issued 68,000 Class A preferred shares at a fair market value of Euro 16.35 per share, resulting in net proceeds of $1,288,353.

In January 2004, 94,000 shares of common stock and 452,553 Class A preferred shares were issued by the Company, netting $118,270 and $9,222,574, respectively.  The common shares were issued with a stated value of Euro 1.00 per share resulting in net proceeds of $1,874,883.

On March 10, 2004, a restricted share capital increase in the total amount of 40,832 was authorized by the Company’s shareholders. The issuance is restricted to the exercise of the Company’s stock options. The additional 40,832 shares have not yet been issued as of December 31, 2004.

As of December 31, 2004, a total of 305,779 common shares and 890,596 class (A) voting preference shares were authorized, issued, outstanding and fully paid in.

The shares common stock and Class A stock have the following characteristics:

Voting

The holders of common stock and Class A stock are entitled to vote on all matters submitted to stockholders for a vote.  Each class of shareholder has a voting right of one vote per share.

Dividends

The holders of both common and Class A stock are entitled to receive, when and if declared by the Supervisory Board of the Company and out of funds legally available, noncumulative dividends.  The Class A shareholders are entitled to a dividend preference of 150% compared to common shareholders.

Liquidation Preference

In the event of any liquidation, dissolution, or winding-up of the affairs of the Company, the holders of the then outstanding Class A shares shall have a liquidation preference above that of the common stockholders.  Class A shareholders will first receive a return of their original issue price plus 1.5% interest out of the liquidation proceeds prior to holders of common shares receiving anything.

Conversion

The Class A preferred stock possess a conversion right to acquire common shares on a 1:1 basis.  The right to convert preferred shares into common shares may only be elected by the preferred shareholders and not by the Company.

(5) INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). The asset and liability approach used under SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to tax benefit carryforwards and to differences between the financial statement amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates.   At December 31, 2003 and 2004, respectively, the Company had tax loss carryforwards of approximately $7,106,000 and $15,504,000.  Under SFAS 109, a valuation reserve is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized.  A valuation reserve has been established for the full amount of the deferred tax asset.

The components of the Company’s net deferred taxes were as follows at December 31:

	December 31, 2003	December 31, 2004
Deferred tax assets:
NOL carryforwards, Impella Germany	$2,827	$6,167
Recognition of license fees	—	54
Capitalization of contribution in kind of patents	(299)	(305)
	2,528	5,916
Valuation allowance	(2,528)	(5,916)
Net deferred taxes	$—	$—

Due to the net losses in 2003 and 2004 no income tax expenses were incurred in either year.

(6) COMMITMENTS AND CONTINGENCIES

The Company applies the disclosure provisions of FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others, and Interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34 (FIN No. 45) to its agreements that contain guarantee or indemnification clauses. These disclosure provisions expand those required by SFAS No. 5 Accounting for Contingencies , by requiring that guarantors disclose certain types of guarantees, even if the likelihood of requiring the guarantor’s performance is remote. The following is a description of arrangements in which the Company is a guarantor.

Product Warranties – The Company performed an analysis of possible future warranty claims and concluded, that the likelihood of a loss contingency due to product warranties is remote. Consequently, the Company does not routinely accrue for estimated future warranty costs on its product sales. The Company estimates its current obligation for warranties to be insignificant. Nevertheless, operating results could be adversely effected if actual cost of product failures are incurred. Although the likelihood of product warranty obligations is considered remote, the Company is insured against any product liability claims.

In January 2003, the Company had entered into leases for its facilities, including its primary operating facility in Aachen, Germany, with terms through the fiscal year 2008. The Aachen lease may be extended, at the Company’s option, for one successive additional period of four years, if The monthly rent charges during this option renewal period are determined based on the then current fair rental values. Total rent expense under these leases, included in the accompanying consolidated statements of operations, was approximately $ 277,250 and $ 420,184 for the fiscal years ended December 31, 2003 and 2004, respectively.  Rental payments during the early years of the lease are substantially less than payments to be made in later years.  Under SFAS No. 13, Accounting for Leases, the Company has recorded lease expense at the monthly average rate for the initial term of the lease.  Cash payments made during 2003 and 2004 were less than the rent expense resulting in the Company recording an accrued expense for the difference at December 31, 2003 and 2004 of $263,592 and $463,760, respectively.

Future minimum lease payments under all non-cancelable operating leases as of December 31, 2004 are approximately as follows:

Year ending December 31,	Operating lease
2005	$584,747
2006	584,747
Total	$1,169,494

In December 2002, the Company entered into a contingent obligation with the insolvency administrator of the insolvent Impella Cardiotechnik AG, to pay 1 % of the net income of Impella CardioSystems AG before corporate income taxes for the fiscal years 2007 through 2010, if such net income amounts to at least Euro 4,000,000. The Company is entitled to redeem the liability for a lump sum payment of Euro 200,000 until the year 2010.  During 2003 and 2004, the Company was not profitable on a pre-tax basis and therefore did not make any payments related to this contingency.

(7) STOCK OPTION AND PURCHASE PLANS

The Company has a single stock option plan, the 2004 Impella Stock Option Plan, approved by the shareholders of the Company on December 16, 2003.  A total of 105,814 shares of common stock have been authorized for the Plan and grants may be awarded to senior management, employees and third parties.  Options awarded to participants during 2004 do not vest until: (i) both two years have elapsed since the grant date; and (ii) at least 75% of certain performance milestones have been achieved by the Company, as determined by the Supervisory Board of the Company.  As of December 31, 2004, Management does not believe the performance milestones will be reached within the near future and as a result, no stock compensation has been recorded during 2004 for these variable options under APB

No. 25, Accounting for Stock Issued to Employees.   Stock options issued from the plan expire 8 years from the date of grant if not exercised.

A total of 104,350 options were awarded during 2004. As of December 31, 2004, 103,850 of the options were outstanding and not yet vested as shown in the table below.

The following table summarizes stock option activity under all of the Company’s stock option plans:

	Number of Options	Exercise Price in Euro	Weighted Average Contractual Life
Outstanding Dec. 31, 2003	—
Granted	104,350	16.35
Exercised	—	—
Canceled	(500)	16.35
Outstanding Dec. 31, 2004	103,850	16.35	7.25 years

Exercisable Dec. 31, 2004	—

Shares available for future issuance, Dec. 31, 2004	1,964

(8) RESEARCH AND DEVELOPMENT

Research and development is a significant portion of the Company’s operations. The Company’s research and development efforts are focused on the development of new products related to interventional cardiology and heart surgery.

Research and development costs are expensed as incurred and amount to $143,099 and $88,315 for the years ending December 31, 2003 and 2004, respectively.

(9) ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31, 2003	December 31, 2004
Facility lease	$263,592	$463,760
Salaries and other compensation	31,380	158,255
Vacation	50,208	106,908
Other	753	97,117
	$345,933	$826,040

(10) RELATED PARTY TRANSACTIONS

On June 22, 2004 CircuLite Inc., acquired an exclusive license for the development, production and distribution of a long-term implantable heart support device (blood pump) from Impella. The contract limits the transfer of use of several patents to three years. The licensee paid to the licensor a flat-rate fee in the amount of Euro 120,000, which is recognized as income ratably over the three years period beginning June 22, 2004. CircuLite is a related party, because the managing board members of Impella Dr. Kaese and Dr. Siess as well as Impella’s principal share owner, Accelerated Technologies Inc., have equity interests in CircuLite Inc.

Accelerated Technologies Inc. regularly performed consulting services for the Company during 2003 and 2004, the costs of which are included in general and administrative expenses. Cash payments to Accelerated Technologies Inc. for consulting services totaled $144,047 and $281,034 for the years ending December 31, 2003 and 2004, respectively.

(11) SUBSEQUENT EVENT

On May 10, 2005, all of the outstanding capital stock of the Company was acquired by ABIOMED, Inc.   ABIOMED acquired Impella in exchange for approximately $1,600,000 in cash and 4,029,004 shares of ABIOMED common stock, of which 210,000 shares are to be held in escrow for potential claims for indemnification by the Company pursuant to the terms of the purchase agreement. The 4,029,004 shares of ABIOMED common stock have a fair value of $42.2 million.  Accordingly, the purchase price (before contingent payments) will be $45.1 million, inclusive of approximately $1.3 million of acquisition costs.